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                                                                    EXHIBIT 99.7

                             BANCFIRST CORPORATION
                            Oklahoma City, Oklahoma

                         PROXY/VOTING INSTRUCTION CARD
          This Proxy is solicited on behalf of the Board of Directors for the Special Meeting of Stockholders on September 24, 1998

     The undersigned stockholder of BancFirst Corporation ("BancFirst") hereby appoints David E. Rainbolt and Randy P. Foraker the proxies of the undersigned (each with power of substitution and with full power to act without the other and with all powers the undersigned would possess if personally present), to represent and vote at the Special Meeting of Stockholders of BancFirst to be held on September 24, 1998, and at any and all adjournments or postponements thereof (the "BancFirst Special Meeting"), all shares of Common Stock of the undersigned of BancFirst which the undersigned would be entitled to vote (a) on the following proposals more fully described in the Proxy Statement/Prospectus for the BancFirst Special Meeting in the manner specified and (b) in the discretion of the named proxies on any other business that may properly come before the BancFirst Special Meeting.

PLEASE INDICATE ON THE REVERSE SIDE OF THIS CARD HOW YOUR STOCK IS TO BE VOTED. IN THE ABSENCE OF ANY INSTRUCTIONS, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS IN ITEMS 1 AND 2, AND WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE BANCFIRST SPECIAL MEETING. UNLESS EACH OF PROPOSAL NO. 1 AND PROPOSAL NO. 2 ARE APPROVED BY THE STOCKHOLDERS OF BANCFIRST, NEITHER PROPOSAL WILL BE ADOPTED.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"

1. Proposal to approve the Merger Agreement dated May 6, 1998, by and between BancFirst and AmQuest Financial Corp. ("AmQuest"), pursuant to which AmQuest will merge with and into BancFirst.


     [_]  FOR                    [_]  AGAINST                [_]  ABSTAIN


2. Proposal to amend BancFirst's Certificate of Incorporation to increase from 7,500,000 to 15,000,000 the number of shares of BancFirst Common Stock authorized to be issued by BancFirst.

     [_]  FOR                    [_]  AGAINST                [_]  ABSTAIN

     The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders to be held on September 24, 1998, and the Proxy Statement/Prospectus furnished therewith, and hereby revokes any proxy to vote shares of BancFirst Common Stock heretofore given by the undersigned.

Please date, sign exactly as name appears herein, and promptly return in the enclosed envelope. When signing as guardian, executor, administrator, attorney, trustee, custodian, or in any other similar capacity, please give full title. If a corporation, sign in full corporate name by president or other authorized officer, giving title. If a partnership, sign in partnership name by authorized person. In the case of joint ownership, each joint owner must sign.



                                                                         , 1998
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                                                   (Date)

                                       Signature(s)
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                                       (Signature if held jointly)



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